                                                                     EXHIBIT 1.2
================================================================================










          FLEXIBLE UNDERWRITTEN EQUITY FACILITY  (FUEL(R)) AGREEMENT


                                    BETWEEN


                            RAMIUS SECURITIES, LLC


                                      AND


                              U.S. CONCRETE, INC.












================================================================================



                       EXECUTION COPY FUEL(R) AGREEMENT

FUEL(R) PATENTS PENDING                               RAMIUS SECURITIES, LLC

                               TABLE OF CONTENTS

I.       DEFINITIONS........................................................................................................    1
--       -----------

II.      SALE OF COMMON STOCK...............................................................................................    5
---      --------------------

                  2.1      Underwriting Commitment..........................................................................    5
                  ---      -----------------------
                  2.2      Limitation on Underwriting Amount................................................................    6
                  ---      ---------------------------------
                  2.3      Mechanics of Notification........................................................................    6
                  ---      -------------------------
                  2.4      Closings and Settlements.........................................................................    6
                  ---      ------------------------
                  2.5      Underwriter's Commission and Stand-by Fee........................................................    7
                  ---      -----------------------------------------
                  2.6      Termination, Suspension and Modification of Underwriting Obligation..............................    8
                  ---      -------------------------------------------------------------------

III.     CONDITIONS PRECEDENT...............................................................................................    9
---      --------------------

                  3.1      Conditions Precedent to the Obligation of the Underwriter to Sell Common Stock
                  ---      ------------------------------------------------------------------------------
                           Pursuant to a Capital Demand Notice..............................................................    9
                           -----------------------------------
                  3.2      Due Diligence Review.............................................................................   11
                  ---      --------------------
                  3.3      Occurrence of Material Event.....................................................................   11
                  ---      ----------------------------

IV.      REPRESENTATIONS AND WARRANTIES OF UNDERWRITER......................................................................   12
---      ---------------------------------------------

                  4.1      Authorization; Enforcement.......................................................................   12
                  ---      --------------------------
                  4.2      Not an Affiliate.................................................................................   12
                  ---      ----------------
                  4.3      Organization and Standing........................................................................   12
                  ---      -------------------------
                  4.4      Absence of Conflicts.............................................................................   12
                  ---      --------------------
                  4.5      Broker-Dealer....................................................................................   13
                  ---      -------------

V.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................................   13
--       ---------------------------------------------

                  5.1      Corporate Organization...........................................................................   13
                  ---      ----------------------
                  5.2      Capitalization and Indebtedness..................................................................   13
                  ---      -------------------------------
                  5.3      Authorization; Enforcement; Compliance with Other Instruments....................................   13
                  ---      -------------------------------------------------------------
                  5.4      Absence of  Conflicts............................................................................   14
                  ---      ---------------------
                  5.5      Compliance with Applicable Law; Regulatory Permits...............................................   14
                  ---      --------------------------------------------------
                  5.6      Absence of Litigation............................................................................   15
                  ---      ---------------------
                  5.7      SEC Documents: Financial Statements..............................................................   15
                  ---      -----------------------------------
                  5.8      No Undisclosed or Contingent Liabilities.........................................................   16
                  ---      ----------------------------------------
                  5.9      Employment and ERISA Matters.....................................................................   16
                  ---      ----------------------------
                  5.10     Absence of Certain Changes.......................................................................   16
                  ----     --------------------------
                  5.11     Environmental Laws...............................................................................   17
                  ----     ------------------
                  5.12     Absence of Defaults..............................................................................   18
                  ----     -------------------
                  5.13     Insurance........................................................................................   18
                  ----     ---------
                  5.14     Leased Properties................................................................................   18
                  ----     -----------------
                  5.15     Intellectual Property............................................................................   18
                  ----     ---------------------
                  5.16     Brokers..........................................................................................   18
                  ----     -------
                  5.17     Acknowledgment Regarding the Underwriter's Sale of the Common Stock..............................   18
                  ----     -------------------------------------------------------------------
                  5.18     Investment Company Status........................................................................   18
                  ----     -------------------------

VI.      COVENANTS         .................................................................................................   19
---      ---------

                  6.1      Reservation of Common Stock......................................................................   19
                  ---      ---------------------------
                  6.2      Listing of Common Stock..........................................................................   19
                  ---      -----------------------
                  6.3      Exchange Act Registration........................................................................   19
                  ---      -------------------------
                  6.4      Legends..........................................................................................   19
                  ---      -------

FUEL(R) PATENTS PENDING                i                 RAMIUS SECURITIES, LLC

                  6.5      Corporate Existence..............................................................................   19
                  ---      -------------------
                  6.6      Securities Laws..................................................................................   19
                  ---      ---------------
                  6.7      SEC Registration.................................................................................   19
                  ---      ----------------
                  6.8      State Registration Requirements..................................................................   20
                  ---      -------------------------------
                  6.9      Registration Procedure...........................................................................   20
                  ---      ----------------------
                  6.10     Information by Underwriter.......................................................................   21
                  ----     --------------------------
                  6.11     Similar Standby Equity Facility Agreements.......................................................   21
                  ----     ------------------------------------------
                  6.12     No Short Selling.................................................................................   21
                  ----     ----------------

VII.     ASSIGNMENT, ENTIRE AGREEMENT, AMENDMENT, AND TERMINATION...........................................................   21
----     --------------------------------------------------------

                  7.1      Assignment.......................................................................................   21
                  ---      ----------
                  7.2      Entire Agreement; Amendment......................................................................   21
                  ---      ---------------------------
                  7.3      Publicity........................................................................................   21
                  ---      ---------
                  7.4      Termination......................................................................................   21
                  ---      -----------

VIII.    NOTICES, COSTS AND EXPENSES........................................................................................   22
-----    ---------------------------

                  8.1      Notices..........................................................................................   22
                  ---      -------
                  8.2      Costs and Expenses...............................................................................   23
                  ---      ------------------

IX.      INDEMNIFICATION AND CONTRIBUTION...................................................................................   24
---      --------------------------------

                  9.1      Indemnification..................................................................................   24
                  ---      ---------------
                  9.2      Contribution.....................................................................................   26
                  ---      ------------

X.       GOVERNING LAW AND MISCELLANEOUS....................................................................................   26
--       -------------------------------

                  10.1     Governing Law....................................................................................   26
                  ----     -------------
                  10.2     Counterparts.....................................................................................   26
                  ----     ------------
                  10.3     Headings.........................................................................................   26
                  ----     --------
                  10.4     Severability.....................................................................................   26
                  ----     ------------
                  10.5     Survival.........................................................................................   26
                  ----     --------
                  10.6     No Third-Party Beneficiaries.....................................................................   26
                  ----     ----------------------------
                  10.7     Further Assurances...............................................................................   27
                  ----     ------------------
                  10.8     Construction.....................................................................................   27
                  ----     ------------
                  10.9     Consent to Jurisdiction..........................................................................   27
                  ----     -----------------------

FUEL(R) PATENTS PENDING               ii                 RAMIUS SECURITIES, LLC

          FLEXIBLE UNDERWRITTEN EQUITY FACILITY (FUEL(R)) AGREEMENT
          ---------------------------------------------------------

          FLEXIBLE UNDERWRITTEN EQUITY FACILITY (FUEL(R)) AGREEMENT dated as of January 7, 2002 (the "Agreement"), between Ramius Securities, LLC, a limited liability company organized and existing under the laws of the State of Delaware ("Underwriter"), and U.S. Concrete, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company");

                             W I T N E S S E T H:

          WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company may elect from time to time to issue and sell through the Underwriter the number of shares of the Common Stock (as defined below) that would result in Aggregate Gross Proceeds (as defined below) up to the Maximum Aggregate Amount (as defined below), provided, however, that the number of shares of Common Stock to be issued and sold hereunder shall not exceed 1,800,000;

          NOW, THEREFORE, the parties hereto agree as follows:

I.   DEFINITIONS.
     -----------

          As used in this Agreement, the following terms shall have the following respective meanings:

          "Affiliate" shall mean, with respect to a specified Person, a Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

          "Aggregate Gross Proceeds" shall mean the aggregate of the proceeds from any sale of shares of Common Stock by the Underwriter pursuant to this Agreement, before the deduction of Commissions and Placement Fees payable with respect to those shares.

          "Agreement" shall have the meaning set forth in the preamble hereto.

          "Best Efforts Amount" shall have the meaning set forth in Section 2.1 of this Agreement.

          "Block Trades" shall mean block trades greater than 5,000 shares.

          "Blocking Event" shall mean an event described in Section 2.6(a) of this Agreement.

          "By-Laws" shall have the meaning set forth in Section 5.2.

          "Capital Demand Amount" shall mean the amount requested in any Capital Demand Notice; provided, however, that each Capital Demand Amount shall be
               --------  -------
subject to the limitation in Section 2.3(a).

          "Capital Demand Notice" shall have the meaning set forth in Section 2.3(a).

          "Capital Raising Period" shall mean the period following the delivery of a Capital Demand Notice and commencing at the opening of the first Trading Day following the expiration of the Due Diligence Period relating to that Capital Demand Notice and ending at the closing of the tenth Trading Day thereafter.

          "Certificate of Incorporation" shall have the meaning set forth in
Section 5.2.

FUEL(SM) PETENTS PENDING                            RAMIUS SECURITIES, LLC

          "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

          "Change of Control" shall mean (i) the consolidation, merger or other business combination of the Company with or into another Person, except for a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, (ii) the sale or transfer of all or substantially all of the Company's assets, or (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the aggregate voting power of the outstanding Common Stock.

          "Closing Date" shall mean, with respect to each sale of Common Stock subject to the conditions contained herein, each Trading Day that the Underwriter delivers an Underwriter Sales Notice to the Company.

          "Commission" shall have the meaning set forth in Section 2.5(a).

          "Commitment Period" shall mean the period commencing on the date the SEC declares the Registration Statement effective and expiring on the earliest to occur of: (a) termination of this Agreement pursuant to Section 7.4; (b) the date that the Underwriter has sold the Maximum Aggregate Amount pursuant to Capital Demand Notices; (c) the date the Underwriter has sold 1,800,000 shares of Common Stock pursuant to Capital Demand Notices; (d) the second anniversary of the date a post-effective amendment to the Registration Statement is filed with the SEC disclosing this Agreement; or (e) a Change of Control.

          "Common Stock" shall mean the common stock, par value $.001 per share, of the Company.

          "Company" shall have the meaning set forth in the preamble hereto.

          "Condition Precedent Date" shall have the meaning set forth in Section 3.1.

          "Deemed Receipt" shall have the meaning set forth in Section 3.3(b).

          "Designated Officer" shall mean the Chief Executive Officer, the President, or the Chief Financial Officer of the Company or such other person as designated by any of them in writing.

          "DTC" shall mean The Depository Trust Company.

          "Due Diligence Materials" shall have the meaning set forth in Section 3.2.

          "Due Diligence Period" shall mean: (a) with respect to the first Capital Raising Notice delivered hereunder, the period commencing fourteen calendar days prior to the commencement of sales pursuant to the first Capital Demand Notice delivered by the Company; or (b) with respect to each subsequent Capital Demand Notice, the period commencing on the Trading Day that the Company delivers or makes available the Due Diligence Materials to the Underwriter and its representatives and ending on the second Trading Day thereafter or, if there have been more than 45 days since the end of the immediately preceding Capital Raising Period, the fifth Trading Day after the beginning of such Due Diligence Period.

FUEL(SM) PATENTS PENDING           2              RAMIUS SECURITIES, LLC

          "Due Diligence Request List" shall mean: (a) with respect to the initial due diligence review to be conducted by the Underwriter, its advisors and representatives, the initial due diligence request list (which may be supplemented by the Underwriter or its counsel during the initial Due Diligence Period) delivered to the Company by the Underwriter; or (b) with respect to each subsequent due diligence review to be conducted by the Underwriter, its advisors and representatives following the Underwriter's receipt of a Capital Demand Notice, the subsequent due diligence request list delivered to the Company by the Underwriter on or before 5:00 p.m. Eastern Time on the Trading Day next succeeding the day on which the Underwriter receives that Capital Demand Notice.

          "DWAC" shall mean the DTC's Deposit and Withdrawal at Custodian system.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

          "Finder's Fees" shall mean the finder's fees payable by the Company to Credit Lyonnais Securities (USA) Inc. pursuant to the Company's separate agreement with Credit Lyonnais Securities (USA) Inc.

          "Firm Commitment Amount" shall mean, with respect to any Capital Raising Period, the lesser of: (a) the sum of the Qualified Daily Trading Limit for each Trading Day during such Capital Raising Period; provided, however, that the Firm Commitment Amount may be deemed to be zero, at the Underwriter's sole option, if the VWAP shall be below the Minimum Offering Price for four consecutive Trading Days during such Capital Raising Period; provided further, that the Underwriter's obligation to sell shares of Common Stock pursuant to the Capital Demand Notice relating to that Capital Raising Period shall be null and void if the Firm Commitment Amount is less than $100,000; or (b)$1,000,000.

          "First Year Stand-by Fee" shall have the meaning set forth in Section 2.5(b)(i).

          "Float" shall mean the number of outstanding shares of Common Stock held by Persons who are not Affiliates of the Company.

          "GAAP" shall have the meaning set forth in Section 5.7(d)

          "Governmental Entity" shall mean any federal, state, local or foreign legislative body, court, government, department or instrumentality, or governmental, administrative or regulatory authority or agency.

          "Knowledge" shall mean, with respect to the Company, the actual knowledge without independent inquiry of the executive officers of the Company.

          "Material Adverse Effect" shall mean any effect on the business, results of operations, properties or financial condition of the Company which is material and adverse to the Company and its Subsidiaries, taken as a whole, or any condition or situation which could prohibit, impair or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement.

          "Maximum Aggregate Amount" shall mean $12,255,168 based on the last sale price of the Common Stock on January 4, 2002.

          "Minimum Offering Price" shall be set by the Company in its sole discretion in each Capital Demand Notice and such Minimum Offering Price may be different in each Capital Demand Notice; provided, however, that the Minimum
                                         --------  -------
Offering Price may not be less than the minimum bid price necessary for initial listing or inclusion on the Principal Market.

          "Notice of Blocking Period" shall have the meaning set forth in
Section 3.3.

          "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or subdivision thereof.

FUEL(SM) PATENTS PENDING           3              RAMIUS SECURITIES, LLC

          "Principal Market" shall mean, as of any time, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, whichever is at that time the principal trading exchange or market for the Common Stock.

          "Preferred Stock" shall have the meaning set forth in Section 5.2.

          "Prospectus" shall mean the prospectus included in the Registration Statement, as amended by a post-effective amendment or supplemented by any Prospectus supplement, including all material incorporated by reference in such Prospectus.

          "Qualified Daily Trading Limit" shall mean, with respect to a Trading Day in any Capital Raising Period, the lesser of: (a) 10% of the Capital Demand Amount set forth in the related Capital Demand Notice; or (b) 15% of the dollar trading volume of Common Stock (excluding Block Trades) traded at or above the Minimum Offering Price on that Trading Day, as reported by Bloomberg Financial LP using the AQR function; provided, that the Qualified Daily Trading Limit shall be zero for any Trading Day that the VWAP is below the Minimum Offering Price.

          "Registrable Securities" shall mean any shares of Common Stock issued or issuable pursuant to this Agreement.

          "Registration Statement" shall mean the registration statement of the Company on Form S-3 (Registration No. 333-42860), and any subsequent registration statement relating to the offering of shares of Common Stock to be sold pursuant to this Agreement, as amended or supplemented from time to time.

          "SEC" shall mean the Securities and Exchange Commission.

          "SEC Filings" shall mean the Company's Form 10-K for the fiscal year ended December 31, 2000, and its Forms 10-Q and Forms 8-K filed with the SEC since December 31, 2000 through the date hereof, and all other filings made by the Company after the date hereof pursuant to the Exchange Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          "Settlement" shall mean the delivery, on the Settlement Date, of shares of Common Stock into the Company's DTC account, pursuant to the provisions of this Agreement.

          "Settlement Date" shall mean, with respect to each purchase and sale of Common Stock hereunder, subject to the conditions contained herein, the Trading Day no later than three Trading Days (or such lesser time period as is mandated under "regular way" settlement on the Principal Market) following each Closing Date.

          "Stand-by Fees" shall have the meaning set forth in Section
2.5(b)(ii).

          "Subsidiaries" means, with respect to any Person, any corporation, partnership, limited liability company, trust or unincorporated organization of which securities or other ownership interests representing more than 50% or more of the voting power thereof are, at the time as of which any determination is being made, owned directly or indirectly, by such Person.

FUEL(SM) PATENTS PENDING            4              RAMIUS SECURITIES, LLC

          "Trading Day" shall mean any day (from 9:30 a.m. to 4:00 p.m. Eastern
Time) during which the Principal Market shall be open for business and on which trading of the Common Stock on the Principal Market shall not have been suspended or limited; provided, however, that scheduled partial trading days
                      --------  -------
(e.g., trading days other than those described above) shall be excluded and the Capital Raising Period shall be extended for one additional day for every partial day excluded.

          "Transfer Agent" shall mean American Stock Transfer & Trust Company.

          "Underwriter" shall have the meaning set forth in the preamble hereto.

          "Underwriter's Clearing Broker" shall mean Bear Stearns Securities
Corp.

          "Underwriter Sales Notice" shall have the meaning set forth in Section 2.3(b).

          "Underwriting Price" shall mean, for any Trading Day, 95.75% to 96% of the VWAP on that Trading Day pursuant to the matrix below, depending upon the Company's market capitalization (as calculated on the date of the Capital Demand Notice) on each Trading Day during the Capital Raising Period; provided that if
                                                              ---------
the VWAP on any Trading Day during the Capital Raising Period is at or below the Minimum Offering Price, the VWAP on such day shall be deemed to be the Minimum Offering Price.

          Company's Market Capitalization              Underwriting Price
          -------------------------------              ------------------

          Greater than or equal to $400 million                   96.00%
          Less than $400 million                                  95.75%

          "VWAP" shall mean the daily volume weighted average price per share on any Trading Day of the Common Stock on the Principal Market as reported by Bloomberg Financial LP using the AQR function and eliminating any Block Trades; provided that if a Blocking Event occurs on a Trading Day during a Capital
--------
Raising Period, then the VWAP for such Trading Day shall be adjusted such that the volume weighted average price per share shall only take into consideration trades that occurred between 9:30 a.m. and the time of such Blocking Event.

II.  SALE OF COMMON STOCK.
     --------------------


     2.1  Underwriting Commitment.  Subject to the terms and conditions set
          -----------------------
forth herein, during the Commitment Period the Company may elect to deliver one or more Capital Demand Notices to the Underwriter. Upon the Company's delivery of any such Capital Demand Notice, the Underwriter agrees, during the Capital Raising Period relating to such Capital Demand Notice, to sell on behalf of the Company, on a firm-commitment basis, the number of shares of Common Stock whose Aggregate Gross Proceeds to the Company equal the Firm Commitment Amount (the "Firm Commitment Shares") and, on a best efforts basis, the number of shares of Common Stock whose Aggregate Gross Proceeds to the Company equal the difference between the Capital Demand Amount specified in such Capital Demand Notice and the Firm Commitment Amount (the "Best Efforts Amount"). If the Underwriter does not, for any reason, sell any part of the Firm Commitment Shares during the Capital Raising Period, the Underwriter shall be obligated to purchase the unsold Firm Commitment Shares from the Company on the last day of the Capital Raising Period at the greater of (a) the VWAP on the last day of Capital Raising Period or (b) the Minimum Offering Price, unless (i) the Underwriter terminates its firm commitment to sell those shares on or before the last day of the Capital Raising Period in accordance with the provisions of Section 2.2, (ii) the obligation of the Underwriter to sell shares of Common Stock during the Capital Raising Period is cancelled pursuant to the provisions of Section 2.6(c)(i)(B) or (iii) the Underwriter terminates this Agreement on or before the last day of the Capital Raising Period in accordance with the provisions of
Section 2.4(c) or 7.4. The parties acknowledge that in any particular

FUEL(SM) PATENTS PENDING           5             RAMIUS SECURITIES, LLC

Capital Raising Period, the Underwriter may not be able to sell such number of shares that comprise the Best Efforts Amount.

     2.2  Limitation on Underwriting Amount.  If during any Capital Raising
          ---------------------------------
Period the Company shall issue any shares of Common Stock (other than shares of Common Stock issued (i) under this Agreement, (ii) on the exercise of stock options granted pursuant to the Company's approved stock option plans, (iii) on the exercise of warrants outstanding as of the date hereof, or (iv) pursuant to the Company's incentive or employee stock purchase plans), the Underwriter may in its sole discretion elect to terminate its firm commitment to sell all or any portion of the Firm Commitment Amount as well as any efforts to sell the Best Efforts Amount and may cancel the then current Capital Raising Period at any time during such period through and including the last Trading Day immediately preceding the last Closing Date for such period. The Underwriter shall notify the Company of such election by facsimile.

     2.3  Mechanics of Notification.
          -------------------------

               (a)  Capital Demand Notice.  On any Trading Day during the
                    ---------------------
Commitment Period, a Designated Officer may deliver a written notice, in substantially the form attached hereto as Exhibit 2.3(a), by facsimile, to the Underwriter (a "Capital Demand Notice"). The Capital Demand Notice must specify both the Capital Demand Amount and the Minimum Offering Price. A Capital Demand Notice shall be irrevocable. The Company may issue as many Capital Demand Notices as it may elect during the Commitment Period; provided, however, that the Aggregate Gross Proceeds for shares of Common Stock sold by the Company hereunder shall not exceed the Maximum Aggregate Amount and the aggregate number of shares of Common Stock sold by the Company hereunder shall not exceed 1,800,000; provided, further, that the Company may not deliver a new Capital Demand Notice during an existing Capital Raising Period. Each Capital Demand Amount may not be less than $1,500,000 or more than $6,000,000.

               (b)  Underwriter Sales Notice.  Prior to 8:00 p.m. Eastern Time
                    ------------------------
on each Trading Day during the Capital Raising Period when the Underwriter has sold shares of Common Stock, the Underwriter shall deliver a notice to the Company and to the Transfer Agent in substantially the form of Exhibit 2.3(b) attached hereto (an "Underwriter Sales Notice") setting forth the number of shares of Common Stock that the Underwriter has sold and the Underwriting Price on such Trading Day.

               (c)  Date/Method of Delivery of Notices.  Except as otherwise
                    ----------------------------------
provided herein, any notices delivered by the Company to the Underwriter or by the Underwriter to the Company hereunder shall be in accordance with the terms set forth in Section 8.1.

     2.4  Closings and Settlements.
          ------------------------

               (a)  Brokerage Account.  The Company must have a brokerage
                    -----------------
account with the Underwriter prior to the date on which the Company delivers the first Capital Demand Notice, into which account the daily gross proceeds of sales of Common Stock hereunder shall be deposited on each Closing Date in a Capital Demand Period. The Company may request that money be wired to any account it specifies at any time after the applicable Settlement Date; provided,
                                                                       --------
however, that the Underwriter shall not be obligated to wire monies more often
-------
than once per any five consecutive Trading Days.


               (b)  Deliveries on Settlement Date.  The Company shall credit the
                    -----------------------------
number of shares of Common Stock set forth in the Underwriter Sales Notice on the Settlement Date to the Underwriter's or its designee's account with the DTC through its DWAC system or shall effect delivery by such other means as may be mutually agreed upon by the Company and the Underwriter. In addition, on or prior to each Settlement Date, both the Company and the Underwriter shall deliver all documents,

FUEL(SM) PATENTS PENDING           6              RAMIUS SECURITIES, LLC
instruments and writings required to be delivered by them, respectively, pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

               (c)  Company's Failure to Deliver Shares.  If the Company shall
                    -----------------------------------
fail to deliver the shares of Common Stock to the Underwriter by the Settlement Date, the Underwriter shall notify the Company advising the Company that such shares have not been received. If, after such notice, the Company shall fail to issue the shares of Common Stock by the fifth Trading Day after the Settlement Date for such shares, the Company shall pay damages to the Underwriter equal to any actual damages incurred by the Underwriter because of the Company's failure to deliver such required shares, including damages resulting from the Underwriter's need, as determined by the Underwriter in its sole discretion, to "unwind" any and all sales of Common Stock made during the Capital Raising Period, to reimburse any and all purchasers for their completed purchases of Common Stock, to borrow securities to cover short positions, and interest and other charges related to net capital compliance. Moreover, if the shares have not been delivered by such date, the Underwriter will not be obligated to pay the Company (unless the Company has already paid the Underwriter's actual damages, if any, incurred during such Capital Raising Period) for any shares sold by the Underwriter or that the Underwriter agreed to sell or was obligated to sell during the Capital Raising Period, nor will the Underwriter be obligated to engage in any further efforts to sell Common Stock during the remainder of the Capital Raising Period. In addition, if the shares have not been delivered by the Company by the fifth Business Day after the Settlement Date, at the Underwriter's sole option, it may terminate this Agreement.

     2.5  Underwriter's Commission and Stand-by Fee.
          -----------------------------------------

               (a)  Underwriter's Commission. During each Capital Raising
                    ------------------------
Period, the Company will pay the Underwriter, at the end of each Trading Day during that Capital Raising Period, a commission (the "Commission") equal to the amount, if any, by which (i) the daily gross proceeds from sales of shares hereunder on such Trading Day (the "Daily Gross Proceeds") exceeds (ii) the aggregate number of shares sold during such Trading Day multiplied by the Underwriting Price (the "Daily Net Amount"); provided, however, that in no event will the total of the Commissions and the Finder's Fees payable during any Capital Raising Period exceed 7% of the Aggregate Gross Proceeds attributable to sales of shares of Common Stock hereunder during that Capital Raising Period. Such Commission will be deducted from the Company's account at the end of each Trading Day during a Capital Raising Period. If, on any Trading Day during any Capital Raising Period, the Daily Net Amount shall exceed the Daily Gross Proceeds (any such excess being a "Deficit Amount"), such Deficit Amount shall not be paid by the Underwriter to the Company at the end of such Trading Day, but rather shall be accumulated and credited against the next Commission(s) payable by the Company to the Underwriter during that Capital Raising Period. Immediately following the Capital Raising Period, the Underwriter shall pay to the Company any accumulated Deficit Amounts relating to that Capital Raising Period that have not been so credited against Commissions.

               (b)  Underwriter's Stand-by Fee.
                    --------------------------

                    (i) If the Company has not raised an aggregate of at least $1,000,000 pursuant to Capital Demand Notices within one year of the date of this Agreement, the Company will pay the Underwriter an amount equal to 5% of the difference between $1,000,000 and the amount raised during such one-year period as a stand-by fee for its costs in connection with this Agreement ("First Year Stand-by Fee").

                    (ii) If the Company has not raised an aggregate of at least $2 million pursuant to Capital Demand Notices within two years of the date of this Agreement, the Company will pay the Underwriter an additional amount equal to (A) 5% of the difference between the $2 million and the aggregate amount raised over such two-year period, less (B) the

FUEL(SM) PATENTS PENDING        7                RAMIUS SECURITIES, LLC
amount, if any, of the First Year Stand-by Fee (together with the First Year Stand-by Fee, the "Stand-by Fees"); provided, however, that the aggregate Stand-by Fees paid under the provisions of (i) and (ii) of this Section 2.5(b) shall not exceed $100,000.

                    (iii) If the Company raises at least $2 million pursuant to Capital Demand Notices within two years of the date of this Agreement, the Underwriter will refund to the Company any previously paid Stand-by Fees.

                    (iv)  Notwithstanding anything to the contrary in this
Section 2.5(b), the Company shall not be required to make any then-remaining payments of Stand-by Fees following the occurrence of a Change of Control.

                    (v) Any payment by the Company of any Stand-by Fee hereunder may be paid in cash or, at the Company's sole election to the extent permitted under NASD Rule 2710, in a number of shares of Common Stock as are equal to (A) the amount of Stand-by Fees that the Company elects to pay in shares of Common Stock divided by (B) the last reported per share sales price of the Common Stock on the Principal Market on the second to last Trading Day preceding the date of such payment.

     2.6  Termination, Suspension and Modification of Underwriting Obligation.
          -------------------------------------------------------------------

               (a)  Blocking Events.  The Underwriter shall not be obligated to
                    ---------------
sell any shares of Common Stock from the Company pursuant to any Capital Demand Notice, nor Commitment Period, when there shall exist any one or more of the following:

                    (i) the withdrawal or suspension of the effectiveness of a registration statement for the registration of not less than the number of shares of Common Stock equal to, for any Capital Demand Notice, the Capital Demand Amount divided by the Minimum Offering Price;

                    (ii) the failure of the Common Stock issuable hereunder to be validly listed or included on the Principal Market;

                    (iii) the Company's failure to satisfy any of the requirements of Section 3.1 or 3.2 or an event described in Section 3.3(a) of this Agreement;

                    (iv) any failure in the compliance by the Company with any of the covenants provided in Article VI;

                    (v) any merger or consolidation of the Company into another entity (where the Company is not the surviving entity), or a transfer of all or substantially all of the assets of the Company to another entity;

                    (vi) receipt or Deemed Receipt (as provided in Section 3.3) by the Underwriter of a Notice of Blocking Period (each of (i), (ii), (iii),
(iv), (v) or (vi) a "Blocking Event").

               (b)  Notification.  The Company shall be obligated to notify the
                    ------------
Underwriter in writing using the form attached hereto as Exhibit 3.3 immediately upon the occurrence of a Blocking Event.

FUEL(SM) PATENTS PENDING           8             RAMIUS SECURITIES, LLC

               (c)  Reduction or Elimination of Underwriter's Obligation to Sell
                    ------------------------------------------------------------
During Any Capital Raising Period or Extension of Capital Raising Period.
------------------------------------------------------------------------

                    (i) In the event that a Blocking Event occurs during a Capital Raising Period, at the option of the Underwriter, (A) the Capital Raising Period, and therefore the Underwriter's obligations, shall be extended by the number of Trading Days that such Blocking Event exists or (B) unless such Blocking Event is waived in writing by the Underwriter, the obligation of the Underwriter to sell any shares of Common Stock during such Capital Raising Period shall be canceled for such Capital Raising Period and the Underwriter shall be entitled to rescind any sales made during such Capital Raising Period, and the Company shall be liable for all actual damages incurred by the Underwriter resulting from the occurrence of the Blocking Event.

                    (ii) If the Underwriter has sold shares of Common Stock during the Capital Raising Period and the Settlement of such sales has not occurred prior to the occurrence of a Blocking Event, the Company shall use its reasonable efforts to take all actions necessary to cure such Blocking Event, if curable, within 24 hours; provided, however, that the Company shall not be
                          --------  -------
required to disclose any material information relating to a proposed transaction or event that constitutes a Blocking Event prior to such time as the Company would generally, based on advice from its counsel, disclose such transaction or event.

III. CONDITIONS PRECEDENT.
     --------------------

     3.1  Conditions Precedent to the Obligation of the Underwriter to Sell
          -----------------------------------------------------------------
Common Stock Pursuant to a Capital Demand Notice. Company's Underwriter,
------------------------------------------------
pursuant to a Capital Demand Notice is subject to the satisfaction, on each applicable Closing Date (each a "Condition Precedent Date") of each of the following conditions, which conditions cannot be waived without the prior written consent of the Underwrite r:

                    (a)  Effective Registration Statement.  The Registration
                         --------------------------------
Statement shall be in effect and shall remain effective on each Condition Precedent Date and (i) neither the Company nor the Underwriter shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so; and (ii) no other order, ruling or decree of any Governmental Entity suspending the use of the Registration Statement or related Prospectus in any applicable jurisdiction shall be in effect.

                    (b)  Amended Prospectus.  An amendment shall have been filed
                         ------------------
to the Registration Statement disclosing this Agreement and disclosing the name of the Underwriter in compliance with SEC Rule 415(a)(4)(iv).

                    (c)  Rule 424(b) Prospectus.  If the Company and the
                         ----------------------
Underwriter shall mutually agree that a prospectus supplement related to any Capital Demand Notice is required to be filed, the prospectus supplement shall have been filed with the SEC pursuant to Rule 424(b) within the applicable time period prescribed for such filing under the Securities Act.

                    (d)  No Suspension of Trading or Delisting of Common
                         -----------------------------------------------
Stock/Market Disruption/Hostilities. The trading of the Common Stock shall not
-----------------------------------
have been suspended by the SEC or the Principal Market and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing Date shall not violate any stockholder approval requirements of the Principal Market. Trading in securities generally on the Principal Market shall not have been suspended or materially limited. No general moratorium on or material disruption of

FUEL(SM) PATENTS PENDING           9             RAMIUS SECURITIES, LLC
commercial banking activities or securities clearance and settlement services shall have been declared by either Federal or New York State authorities. There shall not be a material outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war that, in the reasonable judgment of the Underwriter, makes it impracticable to proceed with the offering or the delivery of the Common Stock on the Settlement Date.

                    (e)  NASD Filings.  The National Association of Securities
                         ------------
Dealers, Inc. ("NASD") shall have issued an oral or written statement to the effect that it has no objections to the proposed underwriting terms and arrangements pursuant to its rules prior to the first Capital Demand Notice.

                    (f)  Accuracy of the Company's Representations and
                         ---------------------------------------------
Warranties. The representations and warranties of the Company, as set forth in
----------
this Agreement, shall be true and correct in all material respects as of each Condition Precedent Date as though made at each such time (except for representations and warranties made as of a specific date).

                    (g)  Performance by the Company.  The Company shall have
                         --------------------------
performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Precedent Date.

                    (h)  No Injunction.  No statute, rule, regulation, executive
                         -------------
order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction which prohibits or materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

                    (i)  Adverse Changes.  Except as disclosed pursuant to
                         ---------------
public filings under the Exchange Act, since the date through which the most recent quarterly report of the Company on Form 10-Q (or annual report on Form 10-K if more recent) has been prepared and filed with the SEC, no event which had or would reasonably be expected to have a Material Adverse Effect shall have occurred.

                    (j)  Legal Opinions.  The Company shall have caused to be
                         --------------
delivered to the Underwriter, on the Trading Day immediately prior to the first Trading Day of each Capital Raising Period, legal opinions substantially similar to those set forth in Exhibit 3.1(j) hereto, which opinions must be reasonably satisfactory to the Underwriter.

                    (k)  Accountant's Letter.  On the Trading Day immediately
                         -------------------
prior to the first Trading Day of the first Capital Raising Period and on the Trading Day immediately prior to the first Trading Day of the first Capital Raising Period following the filing of any SEC filing (other than any Form 8-K filing that is not material or that does not include any financial statements) to be incorporated by reference into the Registration Statement or any amendment thereto, the Company shall have caused its independent public accountants to furnish to the Underwriter a comfort letter in customary form and substance reasonably satisfactory to the Underwriter, including confirmation that they are independent public accounts with respect to the Company and the Company's Subsidiaries within the meaning of the Securities Act and Exchange Act and a statement to the effect they have performed the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, and reports thereon as shall have been reasonably requested by the Underwriter with respect to certain financial information contained in the Registration Statement; and on the Trading Day immediately prior to the first Trading Day of each other Capital Raising Period, if a comfort letter is not otherwise being delivered on that day pursuant to the foregoing provisions, the Company's independent public accountants shall

FUEL(SM) PATENTS PENDING           10             RAMIUS SECURITIES, LLC
have furnished to the Underwriter a bring-down comfort letter in customary form and substance reasonably satisfactory to the Underwriter.

                    (l)  Officer's Certificate. The Company shall have delivered
                         ---------------------
to the Underwriter, on the Trading Day immediately prior to the first Trading Day of each Capital Raising Period, a certificate in substantially the form attached hereto as Exhibit 3.1(l) executed by an executive officer of the Company and to the effect that all conditions to such Closing shall have been satisfied as of the date of such certificate.

                    (m)  Clearing Broker Instructions. The Company shall have
                         ----------------------------
issued instructions to the Underwriter's Clearing Broker (in substantially the form attached hereto as Exhibit 3.1(m)) to release the Commission at the Underwriter's request. The Company shall also cooperate with the Underwriter to provide the Underwriter's Clearing Broker with any additional documentation requested thereby in connection with payment of Commissions to the Underwriter.

                    (n)  Transfer Agent Instructions. The Company shall have
                         ---------------------------
issued instructions to its Transfer Agent (in substantially the form attached hereto as Exhibit 3.1(n)) to issue such shares in accordance with the provisions of Section 2.4(b).

                    (o)  Brokerage Account. The Company must have a brokerage
                         -----------------
account open with the Underwriter.

                    (p)  Limitation on "At the Market" Sales. The dollar value
                         -----------------------------------
of the Common Stock subject to the Capital Demand Notice, when aggregated with the dollar value of any relevant prior sales of Common Stock that are included in the Registration Statement, shall not exceed the 10% limitation on "at the market" sales in SEC Rule 415(a)(4)(ii), which shall be calculated based on the Company's Float as set forth in Section 5.2.

     3.2  Due Diligence Review.
          --------------------

                    The Company shall also deliver or make available, during normal business hours, for inspection and review by the Underwriter and its representatives, all such information reasonably requested in the applicable Due Diligence Request List (the "Due Diligence Materials") (including, without limitation, responses to all questions and other inquiries reasonably made or submitted therein), for the sole purpose of enabling the Underwriter and such representatives to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the disclosure contained in the Registration Statement.

     3.3  Occurrence of Material Event.
          ----------------------------

                    (a) If the Company's management determines in its good faith judgment (i) that it is required or advisable to do so or (ii) that any fact exists or any event has occurred that makes any statement of a material fact made in the Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the prospectus, in order to make the statements therein not misleading in any material respect, the Company shall notify the Underwriter using substantially the form attached hereto as Exhibit 3.3 (a "Notice of Blocking Period") that the Underwriter may not sell the Registrable Securities pursuant to any Registration Statement or prospectus.

                    (b) If the Underwriter reasonably believes, after advice from its attorneys and notice to and consultation with the Company and its attorneys, that a fact exists or an event has

FUEL(SM) PATENTS PENDING              11                  RAMIUS SECURITIES, LLC
occurred that makes any statement of a material fact made in the Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the prospectus, in order to make the statements therein not misleading in any material respect, then the Company shall have been deemed to have delivered a Notice of Blocking Period to the Underwriter ("Deemed Receipt").

                    (c) The Underwriter agrees that, upon receipt of a Notice of Blocking Period from the Company of the existence of any fact of the kind described in this Section 3.3, the Underwriter shall not dispose of, sell or offer for sale the Registrable Securities pursuant to the Registration Statement until such Underwriter receives (i) copies of the supplemented or amended prospectus, unless the Company shall have determined that such disclosure is not required due to subsequent events, (ii) notice in writing from the Company that the use of the prospectus may be resumed and (iii) copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company in connection with any such notice, each Underwriter will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Underwriter's possession, of the prospectus covering such Registrable Securities that was current immediately prior to the time of receipt of such notice.

IV.  REPRESENTATIONS AND WARRANTIES OF UNDERWRITER.
     ---------------------------------------------

          The Underwriter represents and warrants to the Company as follows:

     4.1  Authorization; Enforcement. The Underwriter has full power and
          --------------------------
authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Underwriter. No other proceedings on the part of Underwriter are necessary to approve and authorize the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby in accordance with the terms hereof. This Agreement has been validly executed and delivered by the Underwriter and is a valid and binding agreement of the Underwriter enforceable against it in accordance with the terms hereof, except as that enforceability may be subject to the effect of (i) any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law), and (iii) any implied covenant of good faith or fair dealing; and except as rights to indemnity and contribution hereunder may be limited by federal or state law.

     4.2  Not an Affiliate. The Underwriter is not an officer, director or
          ----------------
Affiliate of the Company.

     4.3  Organization and Standing. The Underwriter is a limited liability
          -------------------------
company duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualifications necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect.

     4.4  Absence of Conflicts. The execution and delivery of this Agreement and
          --------------------
any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not violate the provision of any indenture, instrument or agreement to which the Underwriter is a party or is subject, or by which the Underwriter or any of its assets is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such

FUEL(SM) PATENTS PENDING              12                  RAMIUS SECURITIES, LLC
indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Underwriter to any third party.

     4.5  Broker-Dealer. The Underwriter is a registered broker-dealer under the
          -------------
Exchange Act and is a member in good standing of the NASD.

V.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     ---------------------------------------------

          Except as disclosed in the Prospectus, the Company represents and warrants to the Underwriter as follows:

     5.1  Corporate Organization. Each of the Company and its Subsidiaries is a
          ----------------------
corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has the requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in every jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company's Subsidiaries are listed in Annex A to Exhibit 3.1(j).

     5.2  Capitalization and Indebtedness. As of the date hereof, the authorized
          -------------------------------
capital stock of the Company consists of 60,000,000 shares of Common Stock, of which as of the date hereof, 26,549,830 shares are issued and outstanding, and 10,000,000 shares of preferred stock (the "Preferred Stock") of the Company, of which as of the date hereof, none are issued or outstanding. All of the outstanding shares have been validly issued and are fully paid and nonassessable. Further, the Company's Float as of the date hereof is not less than 17,608,000 shares of Common Stock. No shares of Common Stock outstanding or Common Stock to be issued and sold by the Company hereunder are subject to (i) any preemptive rights or any other similar rights under the Certificate of Incorporation or Bylaws or any agreement to which the Company is a party or is bound or (ii) any liens suffered or permitted by the Company. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Common Stock pursuant to this Agreement. The Company has made available to the Underwriter true and correct copies of the Company's Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Amended and Restated Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

     5.3  Authorization; Enforcement; Compliance with Other Instruments.
          -------------------------------------------------------------

               (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue and sell and perform its obligations with respect to the Common Stock in accordance with the terms hereof.

               (b) The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including, without limitation, the reservation for issuance and the issuance of the Common Stock pursuant to the terms of this Agreement, have been duly authorized by the Company's Board of Directors (or a duly appointed committee thereof) and, to the Knowledge of the Company, no further consent or authorization is required by the Company's Board of Directors, any committee thereof or the stockholders of the Company.

FUEL(SM) PATENTS PENDING              13                  RAMIUS SECURITIES, LLC

               (c) Upon the issuance of the Common Stock issuable in accordance with the terms of this Agreement and payment of the Underwriting Price therefor, such Common Stock will be duly and validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

               (d) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against it in accordance with the terms hereof, except as that enforceability may be subject to the effect of (i) any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and
(iii) any implied covenant of good faith or fair dealing; and except as rights to indemnity and contribution hereunder may be limited by federal or state law.

     5.4  Absence of Conflicts.
          --------------------

               (a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation or Bylaws or the organizational charter and/or bylaws of any of its Subsidiaries, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under (or, as of the date hereof, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on or against any of the properties of the Company or any of its Subsidiaries under), any note, bond, mortgage, agreement, license indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any statute, law, rule, regulation, writ, injunction, order, judgment or decree (including U.S. federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except where such violation, conflict, breach or default would not have a Material Adverse Effect.

               (b) Neither the Company nor any of its Subsidiaries is in violation of any term of its Certificate of Incorporation or Bylaws or its organizational charter or bylaws, respectively.

               (c) Except as specifically contemplated by this Agreement and as required under the Securities Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Entity in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof.

               (d) The Company is not in violation of the listing requirements of the Principal Market and, to its Knowledge, is not aware of any facts that would cause it to be delisted by the Principal Market.

     5.5  Compliance with Applicable Law; Regulatory Permits. The businesses of
          --------------------------------------------------
the Company are not being conducted in violation of any law, ordinance, rule, regulation, judgment, decree or order of any Governmental Entity, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Company and its Subsidiaries possesses all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders issued by Governmental Entities that are necessary to own, lease and operate its properties and to conduct its business as currently being conducted (collectively, the "Company Permits"), except where the failure to possess any of such Company Permits would not have a Material Adverse Effect. There is no action

FUEL(SM) PATENTS PENDING              14                  RAMIUS SECURITIES, LLC
pending or, to the Knowledge of the Company, threatened by or before any Governmental Entity regarding the suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits.

     5.6  Absence of Litigation. There is no (i) action, suit, proceeding,
          ---------------------
inquiry or investigation before or by any Governmental Entity or arbitrator pending, or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or (ii) judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that, in the case of either clause (i) or
(ii), has had, or would reasonably be expected in the future to have, a Material Adverse Effect or which reasonably could be expected to materially adversely affect the transactions contemplated by this Agreement.

     5.7  SEC Documents: Financial Statements.
          -----------------------------------

               (a)  The Common Stock is registered pursuant to Section 12(b) or
(g) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing, and all other documents and registration statements, whether heretofore or hereafter filed by the Company with the SEC, and the Registration Statement, when declared effective, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Common Stock is currently listed or quoted on the Principal Market which is, as of the date hereof, the Nasdaq National Market. The Company (i) has delivered or made available to the Underwriter or its advisor or representative (including via the SEC's EDGAR system) true and complete copies of the SEC Documents as have been filed as of the date hereof and as the Underwriter or its advisor or representative has requested from the Company and (ii) agrees to make available or, if requested, deliver to the Underwriter or its advisor or representative true and complete copies of any SEC Documents filed after the date hereof, upon request.

               (b) As of their respective dates, the SEC Documents that are incorporated by reference into the Registration Statement and the Prospectus (collectively, the "Incorporated Documents") complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to the Incorporated Documents, and none of the Incorporated Documents, at the time they were filed with the SEC (except for those Incorporated Documents that were subsequently amended prior to the date hereof) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c) The Registration Statement and the Prospectus contained in the Registration Statement, including any post-effective amendment and prospectus supplement, in such form as it may be as of the date of delivery of such Prospectus, amendment or prospectus supplement by the Underwriter in connection with sales of Common Stock by the Underwriter, will comply as to form in all material respects with the requirements of the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, that this representation and warranty
                                --------
does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by or on behalf of the Underwriter expressly for use therein. At the time the Registration Statement was filed with the SEC, the Company was eligible to register securities, including a primary offering of the Common Stock sold pursuant to this Agreement on a Registration Statement on Form S-3 under the Securities Act.

FUEL(SM) PATENTS PENDING              15                  RAMIUS SECURITIES, LLC

               (d) As of their respective dates, the financial statements of the Company included (or incorporated by reference) in the Incorporated Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, and except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (e) During the three years preceding the date hereof, the SEC has not issued an order preventing or suspending the use of any prospectus relating to the offering of any shares of Common Stock or instituted proceedings for that purpose.

     5.8   No Undisclosed or Contingent Liabilities. Neither the Company nor any
           ----------------------------------------
of its Subsidiaries has any claims, liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its consolidated Subsidiaries under GAAP, except for claims, liabilities or obligations (i) disclosed in the Company's most recent Form 10-K or any Incorporated Document filed subsequent to such Form 10-K or (ii) incurred by the Company or any of its Subsidiaries since the date of filing the most recent Incorporated Document, which are in the ordinary course of business or that, individually or in the aggregate, would not have a Material Adverse Effect.

     5.9   Employment and ERISA Matters.
           ----------------------------

               (a)  ERISA Compliance. The Company and its Subsidiaries are in
                    ----------------
compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect.

               (b)  Absence of Labor Dispute. No organized labor dispute with
                    ------------------------
the employees of the Company or any Subsidiary exists or, to the Knowledge of the Company, is imminent, except for such disputes as would not, individually or in the aggregate, have a Material Adverse Effect.

     5.10  Absence of Certain Changes.
           --------------------------

               (a) Since the later of September 30, 2001 or the end of the most recent fiscal quarter before the delivery of the most recent Capital Demand Notice, if any, the business of the Company and its Subsidiaries has been conducted in the ordinary course, and except in the ordinary course of business, there has not been:

                    (i) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or would have a Material Adverse Effect;

FUEL(SM) PATENTS PENDING              16                  RAMIUS SECURITIES, LLC

                    (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of Capital Stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of Capital Stock or other securities of, or other ownership interests in, the Company;

                    (iii) any amendment of any material term of any outstanding security of the Company that impacts the rights of holders of the Common Stock in any material respect;

                    (iv) any incurrence, assumption or guarantee by the Company or any Subsidiary of any material amount of indebtedness for borrowed money, other than revolving lines of credit or borrowings under the financing arrangements of the Company or any of its Subsidiaries described or referred to in the Prospectus;

                    (v) any creation or assumption by the Company or any Subsidiary of any lien on any material asset other than pursuant to the financing arrangements of the Company or any of its Subsidiaries described or referred to in the Prospectus;

                    (vi) any making of any loan, advance or capital contribution to or investment in any Person in excess of $5,000,000, other than loans, advances or capital contributions to or investments in wholly owned Subsidiaries;

                    (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or will have a Material Adverse Effect;

                    (viii) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in any such case, material to the Company and the Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business and those contemplated by this Agreement; or

                    (ix) any material change in any method of accounting or accounting practice by the Company.

               (b) None of the Company or its Subsidiaries have taken any steps, and do not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings against it or any of its Subsidiaries.

     5.11  Environmental Laws. Except as would not, singly or in the aggregate,
           ------------------
result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) are in violation of any statute, rule, regulation, decision or order of any Governmental Entity relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) are liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) are subject to or know of any pending investigation that might lead to any claim against the Company or any of its Subsidiaries relating to any violation of Environmental Laws.

FUEL(SM) PATENTS PENDING              17                  RAMIUS SECURITIES, LLC

     5.12  Absence of Defaults. Except as disclosed in the SEC Filings, neither
           -------------------
the Company nor any of its Subsidiaries are in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries may be subject, except for any such defaults that would not result in a Material Adverse Effect.

     5.13  Insurance. All current primary, excess and umbrella policies of
           ---------
insurance owned or held by or on behalf of or providing insurance coverage to the Company or any of its Subsidiaries are in full force and effect. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company deems to be prudent for a corporation of the Company's size and line of business.

     5.14  Leased Properties. All of the leases and subleases of real property
           -----------------
material to the business of the Company and its Subsidiaries are in full force and effect and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to or questioning the rights of the Company or any of its Subsidiaries to the continued possession of the premises under any such lease or sublease.

     5.15  Intellectual Property. The Company and its Subsidiaries own or
           ---------------------
possess or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how, trademarks, service marks, trade names or other intellectual property rights (collectively, "Intellectual Property") that are material to the conduct of the business now operated by the Company and its Subsidiaries taken as a whole, and neither the Company nor any of its Subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property that has not been resolved and that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

     5.16  Brokers. The Company has taken no action which would give rise to any
           -------
claim by any Person (other than Credit Lyonnais Securities (USA) Inc.) for brokerage commissions, finder's fees or similar payments by the Underwriter relating to this Agreement or the transactions contemplated hereby.

     5.17  Acknowledgment Regarding the Underwriter's Sale of the Common Stock.
           -------------------------------------------------------------------
The Company acknowledges and agrees that the Underwriter is acting solely as the Company's Underwriter with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Underwriter is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Underwriter or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Underwriter's sale of the Common Stock hereunder. The Company further represents to the Underwriter that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

     5.18  Investment Company Status. The Company is not, and upon consummation
           -------------------------
of the sale of the Common Stock will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

FUEL(SM) PATENTS PENDING              18                  RAMIUS SECURITIES, LLC

VI.  COVENANTS.
     ---------

     6.1  Reservation of Common Stock. The Company shall reserve, prior to the
          ---------------------------
commencement of any Capital Raising Period, such number of shares of Common Stock, free of preemptive rights, equal to (i) the quotient of the Capital Demand Amount divided by the Minimum Offering Price. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions.

     6.2  Listing of Common Stock. During the term of this Agreement, the
          -----------------------
Company hereby agrees to use its reasonable efforts to maintain the listing or inclusion of the Common Stock on a Principal Market and, as soon as reasonably practicable, to list or include any additional shares of Common Stock issued under this Agreement. The Company further agrees to use reasonable efforts to comply in all material respects with the Company's reporting, filing and other obligations under the rules of the Principal Market. The Company further agrees that, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Common Stock issued under this Agreement, and will take such other action as is necessary or desirable to cause the Common Stock issued hereunder to be listed or included on such other Principal Market as promptly as possible.

     6.3  Exchange Act Registration. During the term of this Agreement, the
          -------------------------
Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act.

     6.4  Legends. The certificates evidencing the Common Stock to be issued on
          -------
each Closing shall be free of legends relating to transfer restrictions or stop transfer or other restrictions.

     6.5  Corporate Existence. During the term of this Agreement, the Company
          -------------------
will take all reasonable steps necessary to preserve and continue the corporate existence of the Company; provided, however, that the provisions of this Section
6.5 shall not be construed to limit the ability of the Company to partake in any merger, asset sale or acquisition transaction involving the Company, subject to the Company complying with the other terms of this Agreement.

     6.6  Securities Laws. The Company will comply with all applicable federal
          ---------------
and state securities laws in connection with the offer, issuance and sale of the shares of Common Stock hereunder at the time of each Capital Demand Notice. Prior to the completion of the sale of the shares of Common Stock by the Underwriter, the Company will not distribute any offering material in connection with the offer and sale of the Common Stock purchased pursuant to this Agreement other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.

     6.7  SEC Registration. The Company shall use reasonable efforts to effect
          ----------------
and maintain the registration of the Registrable Securities with the SEC on Form S-3, including, without limitation, the filing of any post-effective amendments to the Registration Statement and the filing of any report required by the Exchange Act that relates to the transactions contemplated by this Agreement, and will not voluntarily take any action that would suspend or terminate its ability to register or maintain registration on Form S-3 until the termination of this Agreement, except to the extent a Blocking Event occurs pursuant to
Section 3.3. If a Blocking Event occurs pursuant to Section 3.3, the Company shall use reasonable efforts to remove such Blocking Event as soon as possible, including the filing with the SEC of a Prospectus supplement or post-effective amendment to the Registration Statement, as applicable; provided, however, that
                                                        --------  -------
the Company shall not be required to disclose any material information relating

FUEL(SM) PATENTS PENDING              19                  RAMIUS SECURITIES, LLC
to a proposed transaction or event that constitutes a Blocking Event prior to such time as the Company would generally disclose such transaction or event.

     6.8  State Registration Requirements. The Company shall use reasonable
          -------------------------------
efforts to effect the registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments) under applicable United States state securities laws as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Underwriter for purposes of maximizing the proceeds realizable by the Underwriter from such sale or distribution; provided, however, that the Company
                                            --------  -------
shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 6.8, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

     6.9  Registration Procedure. At its expense, the Company will use its
          ----------------------
reasonable best efforts to:

               (a) Permit the Underwriter to review and comment upon any registration statement registering shares of Common Stock pursuant to this Agreement and all amendments and supplements thereto, any prospectus supplement or post-effective amendment to the Registration Statement that relates to the transactions contemplated by this Agreement and any report to be filed pursuant to the Exchange Act that relates to the transactions contemplated by this Agreement at least two days prior to their filing with the SEC, and not file any such document in a form to which the Underwriter reasonably objects and the Company will also advise the Underwriter promptly of the filing of any such amendment or supplement and of the institution by the SEC of any stop order proceedings in respect of a Registration Statement and will use reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued;

               (b) If reasonably requested by the Underwriter, incorporate as soon as practicable in a Prospectus supplement, a post-effective amendment to the Registration Statement or an Exchange Act filing such information as the Underwriter requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being issued, the Underwriting Price being paid therefor and any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement, post-effective amendment, or Exchange Act filing as soon as practicable after notification of the matters to be incorporated in such document;

               (c) Furnish such number of Prospectuses and amendments and supplements thereto, and other documents incident thereto, as soon as available and in such quantities as the Underwriter from time to time may reasonably request;

               (d) Notify the Underwriter and its counsel (as designated in writing by the Underwriter) promptly, and confirm such notice in writing (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, and (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information; and

               (e) If, at any time when a prospectus relating to the Common Stock offered pursuant to the terms of this Agreement is required to be delivered under the Securities Act in connection with sales by the Underwriter, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made,

FUEL(SM) PATENTS PENDING              20                  RAMIUS SECURITIES, LLC
not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, promptly notify the Underwriter of such event and promptly prepare and file with the SEC, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 3.1.

     6.10   Information by Underwriter. The Underwriter shall promptly furnish
            --------------------------
to the Company such information regarding the Underwriter and the distribution proposed by such Underwriter as the Company may reasonably request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in Sections 6.7, 6.8, and 6.9. All information provided to the Company by the Underwriter shall be accurate and complete in all material respects and the Underwriter shall promptly notify the Company if any such information becomes incorrect or incomplete.

     6.11   Similar Standby Equity Facility Agreements. During the term of this
            ------------------------------------------
Agreement, the Company shall refrain from entering into any other similar standby equity facility agreements, arrangements or understandings granting to the Company the right to issue shares of its Common Stock to one or more underwriters through a series of transactions similar to the transactions contemplated by this Agreement.

     6.12   No Short Selling. During the term of this Agreement, the Underwriter
            ----------------
and its Affiliates shall not engage in any put, call, short-sale, hedge, straddle, collar or similar transaction with respect to any shares of Common Stock.

VII. ASSIGNMENT, ENTIRE AGREEMENT, AMENDMENT, AND TERMINATION.
     --------------------------------------------------------

     7.1    Assignment. Neither this Agreement nor any rights of the Underwriter
            ----------
or the Company hereunder may be assigned by either party to any other Person without the prior written consent of the other party.

     7.2    Entire Agreement; Amendment. This Agreement constitutes the full and
            ---------------------------
entire understanding and agreement between the parties with regard to the subjects hereof, and supercedes all other prior oral or written agreements between the parties, their Affiliates, or persons acting on their behalf. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     7.3    Publicity. Except as may be required by law or applicable
            ---------
regulation, each of the Company and the Underwriter shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement and, except as required by law, any applicable regulation of any Governmental Entity or the requirements of the Principal Market, shall not issue any such press release or make any such public statement without the prior written consent of the other party (which consent shall not be unreasonably withheld).

     7.4    Termination.
            -----------

               (a) The Underwriter may (in its sole and absolute discretion) terminate this Agreement and its firm commitment to sell all or any portion of the Firm Commitment Amount as well as any efforts to sell the Best Efforts Amount, as a result of (i) a material breach by the Company of any representation, warranty, covenant or other obligation in connection with this Agreement, (ii) failure by

FUEL(SM) PATENTS PENDING              21                 RAMIUS SECURITIES, LLC
the Company to comply with any of the requirements of Article VI, (iii) the Company, at any date after the date hereof, effecting any merger or consolidation of the Company with or into, or transferring all or substantially all of the assets of the Company to, another entity, or (iv) the Underwriter reasonably determining, at any time that the adoption of, or change in, or any change in the interpretation or application of, any law, regulation, rule, guideline or treaty (including, but not limited to, laws, regulations, rules or guidelines with respect to changes of capital adequacy) makes it illegal or materially impracticable for the Underwriter to fulfill its commitment pursuant to this Agreement, but in the case of (i) or (iv) above, the Underwriter may terminate this Agreement only after a 30-day period beginning when the Underwriter gives the Company notice of its intentions to terminate this Agreement (but the Underwriter's right to terminate its obligation to purchase any shares of Common Stock pursuant to a Capital Demand Notice shall not be subject to any delay or contingency) in which, in the case of (i), the Company has not cured such breach as provided above, or, in the case of (iv), the parties negotiate in good faith a reasonable alternative manner not illegal or impracticable for the Underwriter to fulfill its commitment pursuant to this Agreement. If the Underwriter elects to terminate this Agreement pursuant to clause (ii) above, it must first give the Company notice of such election and then may terminate this Agreement only after a 10-day period in which the Company has not cured its failure to comply with such covenants.

               (b) The Underwriter may also, in its sole and absolute discretion, terminate this Agreement if the Company shall fail to maintain the listing or inclusion of the Common Stock on at least one Principal Market, or if trading of the Common Stock on a Principal Market shall have been suspended for a period of ten (10) consecutive Trading Days.

               (c) The Company may, in its sole discretion, terminate this Agreement at any time.

               (d) Any termination pursuant to this Section 7.4 shall not affect the survival of the provisions of this Agreement referred to in Section 10.4.

               (e) This Agreement will terminate on such date that the Underwriter has sold the Maximum Aggregate Amount or 1,800,000 shares of Common Stock pursuant to Capital Demand Notices.

VIII.  NOTICES, COSTS AND EXPENSES.
       ---------------------------

       8.1  Notices. All notices, demands, requests, consents, approvals or
            -------
other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be (i) personally served, (ii) deposited in the U.S. mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:

            If to the Company, to:

            Michael W. Harlan
            U.S. Concrete, Inc.
            2925 Briarpark, Suite 500
            Houston, Texas 77042
            Telephone No.:  (713) 499-6200
            Facsimile No.:  (713) 499-6201

FUEL(SM) PATENTS PENDING              22                 RAMIUS SECURITIES, LLC

            With a copy (which shall not constitute notice) to:

            Ted W. Paris
            Baker Botts L.L.P.
            3000 One Shell Plaza
            910 Louisiana
            Houston, Texas 77002-4995
            Telephone No.: (713) 229-1838
            Facsimile No.: (713) 229-1522

            If to the Underwriter, to:

            Jeffrey M. Solomon
            Vice President
            Ramius Securities, LLC
            666 Third Avenue, 26/th/ Floor
            New York, NY 10017
            Telephone No.  (212) 845-7917
            Facsimile No.: (212) 845-7999

            With a copy (which shall not constitute notice) to:

            Suzanne E. Rothwell, Esq.
            Skadden, Arps, Slate, Meagher & Flom LLP
            1440 New York Avenue, N.W.
            Washington, DC 20005-2111
            Telephone No.  (202) 371-4126
            Facsimile No.: (202) 661-8286

            Any notice (including, without limitation, a Capital Demand Notice, but excluding any Underwriter Sales Notice, which Underwriter Sales Notice shall be deemed to be delivered on the Trading Day it is delivered, if delivered via facsimile prior to 8:00 p.m. Eastern Time) sent by one party to another with confirmation of acceptance or otherwise received in writing via a reputable overnight courier service, shall be deemed to be delivered on the immediately succeeding Trading Day. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile during normal business hours of the recipient; provided, that in the case of transmission by facsimile, such facsimile shall have been confirmed received. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed.

     8.2    Costs and Expenses. Upon the first Capital Demand Notice in any
            ------------------
quarter, the Company shall advance all estimated reasonable out-of-pocket costs and expenses relating to due diligence, up to $8,000. Any amount remaining after the actual costs and expenses for due diligence have been paid for the quarter will be reimbursed to the Company. Notwithstanding anything contained in this
Section 8.2 to the contrary, the Company shall not be responsible for any costs and expenses pursuant to this Section 8.2 in any calendar quarter in which there were no Capital Demand Notices delivered. The Company agrees to pay the Underwriter the amounts due under this Section 8.2 (including expenses for due diligence) that have not yet been paid within 30 days following the Underwriter's request therefor. In the event payment is not received within such 30-day period, the Underwriter shall have the right to deduct any such amounts owed by the Company to the Underwriter from any amounts owed by the Underwriter to the Company pursuant hereto. The Underwriter acknowledges that the Company has advanced the Underwriter $50,000 for out-of-pocket expenses (including reasonable attorney's fees and costs incurred

FUEL(SM) PATENTS PENDING              23                 RAMIUS SECURITIES, LLC
in connection with the Underwriter's initial due diligence investigation) and that any fees not incurred will be returned to the Company within 60 days following the date of this Agreement.

IX.  INDEMNIFICATION AND CONTRIBUTION.
     --------------------------------

     9.1  Indemnification.
          ---------------

               (a) Subject to the following provisions of this Section 9.1, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Underwriter, the directors, officers, employees and agents of the Underwriter and each Person, if any, who controls the Underwriter within the meaning of the Securities Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC or NASD, whether pending or threatened, whether or not such Indemnified Person is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any post-effective amendment thereto or in any filing by the Company made in connection with the qualification of the offering under the securities laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, "Violations"). Subject to the provisions of Section 9.1(c), the Company shall reimburse the Underwriter and each such controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9.1(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or the Prospectus or any amendment thereof or supplement thereto and
(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person and shall survive the transfer of the Registrable Securities by the Underwriter.

               (b) Subject to the following provisions of this Section 9.1, in connection with any Registration Statement or any amendment or supplement thereto in which the Underwriter is participating, the Underwriter agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 9.1(a), the Company, each of its directors, officers and employees and each Person, if any, who controls the Company within the meaning of the Securities Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use in connection with any Registration Statement covering Registrable Securities and, subject to the provisions of Section 9.1(c), the

FUEL(SM) PATENTS PENDING              24                 RAMIUS SECURITIES, LLC

Underwriter will reimburse such Indemnified Parties promptly as such expenses are incurred and are due and payable for any legal or other reasonable expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9.1(b) and the agreement with respect to contribution contained in Section 9.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Underwriter, which consent shall not be unreasonably withheld; provided, further, however, that the Underwriter shall be liable under this Section 9.1(b) for only that amount of a Claim or Indemnified Damages as does not exceed the aggregate Commissions and Stand-by Fees paid hereunder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Underwriter.

               (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9.1 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9.1, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right (at its expense) to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall diligently pursue such defense and that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as the case may be, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay reasonable fees for only one separate legal counsel for all Indemnified Persons or Indemnified Parties (as applicable). The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall respond to the reasonable inquiries of the Indemnified Party as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9.1, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

               (d) The indemnification required by this Section 9.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

FUEL(SM) PATENTS PENDING              25                 RAMIUS SECURITIES, LLC

               (e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

     9.2    Contribution. To the extent any indemnification by an indemnifying
            ------------
party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9.1 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9.1; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

X.   GOVERNING LAW AND MISCELLANEOUS.
     -------------------------------

     10.1   Governing Law. This Agreement shall be governed by and interpreted
            -------------
in accordance with the laws of the State of New York, without giving effect to any principles of conflict of laws thereof that would result in the application of the laws of any other jurisdiction.

     10.2   Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

     10.3   Headings. The headings of this Agreement are for convenience of
            --------
reference and shall not affect the interpretation of this Agreement.

     10.4   Severability. If any provision of this Agreement shall be invalid or
            ------------
unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     10.5   Survival. The representations, warranties and agreements of the
            --------
parties hereto shall survive each Closing hereunder and the termination of this Agreement or the Commitment Period for one year following the termination of this Agreement or the Commitment period. The indemnity and contribution agreements contained in Sections 9.1 and 9.2 shall survive and remain operative and in full force and effect regardless of (i) any termination of this Agreement or of the Commitment Period, (ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Common Stock. Further, termination of this Agreement or the Commitment Period shall not affect the survival of (i) obligations relating to costs and expenses pursuant to Section 8.2, (ii) all obligations pursuant to Article II, to the extent such termination shall occur at any time from the beginning of a Capital Raising Period to the last Settlement Date of such Capital Raising Period, except in the case of any termination pursuant to Section 2.2, or (iii) the provisions of Articles VII and X.

     10.6   No Third-Party Beneficiaries. This Agreement is intended for the
            ----------------------------
benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as provided in Article IX.

FUEL(SM) PATENTS PENDING              26                 RAMIUS SECURITIES, LLC

     10.7   Further Assurances. Each party shall do and perform, or cause to be
            ------------------
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     10.8   Construction. Unless the context of this Agreement otherwise clearly
            ------------
requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(ii) the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement, and (iii) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement.

     10.9   Consent to Jurisdiction. The parties hereto expressly submit
            -----------------------
themselves to the exclusive jurisdiction of the state and federal courts of New York, New York in any action or proceeding relating to this Agreement or any of the other documents contemplated hereby or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. The parties hereto hereby irrevocably waive any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereto irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, return receipt requested, postage prepaid, at their respective addresses set forth or provided for herein, such service to become effective ten (10) days after such mailing. Nothing herein shall affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the other parties in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

     RAMIUS SECURITIES, LLC

                              By:    /S/ JEFFREY M. SOLOMON
                                     ----------------------------------

                                     Name: Jeffrey M. Solomon

                                     Title: Partner


     U.S. CONCRETE, INC..
                              By:    /S/ DONALD WAYNE
                                     ----------------------------------

                                     Name: Donald Wayne

                                     Title: Vice President

FUEL(SM) PATENTS PENDING              27                 RAMIUS SECURITIES, LLC

                                 EXHIBIT 2.3(a)
                                 --------------

                             CAPITAL DEMAND NOTICE
                             ---------------------

          Reference is made to the Flexible Underwritten Equity FaciLity ("FUEL(R)")Agreement dated as of January 7, 2002 (the "Underwriting Agreement") between U.S. Concrete, Inc. (the "Company") and Ramius Securities, LLC (the "Underwriter"). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Underwriting Agreement.

          In accordance with and pursuant to Section 2.3(a) of the Underwriting Agreement, the Company hereby issues this Capital Demand Notice for the Capital Demand Amount indicated below.

     --------------------------------------------------------------------
     Capital Demand Amount:/1/                     $
     --------------------------------------------------------------------
     Minimum Offering Price:                       $
     --------------------------------------------------------------------
     Market Capitalization                         $
     --------------------------------------------------------------------

          The Capital Raising Period shall begin on __________________ and end on _________________.


Dated:  ___________________        U.S. CONCRETE, INC.


                                   By: ________________________________________

                                       Name:___________________________________

                                       Title:__________________________________

                                       Facsimile No.:__________________________
Agreed and Acknowledged:

RAMIUS SECURITIES, LLC

By: _______________________________

Name:______________________________

Title:_____________________________
Facsimile No.:  212-845-7999

_______________________
/1/ The Capital Demand Amount may not be less than $1,500,000 or more than $6,000,000.

                                 EXHIBIT 2.3(b)
                                 --------------

                            UNDERWRITER SALES NOTICE
                            ------------------------

          Reference is made to the Flexible Underwritten Equity FaciLity ("FUEL(R)") Agreement dated as of January 7, 2002 (the "Underwriting Agreement") between U.S. Concrete, Inc. (the "Company") and Ramius Securities, LLC (the "Underwriter").

          In accordance with and pursuant to Section 2.3(b) of the Underwriting Agreement, the Underwriter hereby delivers this Underwriter Sales Notice to the Company for the share amount and price indicated below.

     -------------------------------------------------------------------
     Number of Shares:
     -------------------------------------------------------------------
     Underwriting Price:
     -------------------------------------------------------------------
     Volume:
     -------------------------------------------------------------------
     Gross Proceeds:
     -------------------------------------------------------------------
     Commission:
     -------------------------------------------------------------------
     Net Proceeds:
     ------------------------------------------------------ ------------


Dated: ______________________     RAMIUS SECURITIES, LLC



                                  By:_________________________________

                                  Name:_______________________________

                                  Title:______________________________

                                EXHIBIT 3.1(j)
                                --------------

                       FORM OF IN-HOUSE COUNSEL'S OPINION
                       ----------------------------------


          [Letterhead of Donald Wayne, General Counsel of U.S. Concrete, Inc.]
                                                              _____ __, 200__

Ladies and Gentlemen:

          This opinion is being furnished pursuant to Section 3.1(j) of the Flexible Underwritten Equity FaciLity ("FUEL(R)") Agreement dated as of January 7, 2002 (the "Underwriting Agreement") between U.S. Concrete, Inc., a Delaware corporation (the "Company"), and Ramius Securities, LLC (the "Underwriter"), in connection with the issuance and sale of _______ shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), under the Underwriting Agreement.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-42860) relating to the registration under the Securities Act of 1933, as amended, and the offering thereof from time to time in accordance with the rules and regulations of the Commission thereunder (collectively, the "1933 Act"), of securities of the Company, including the Shares. That registration statement, as amended by a post-effective amendment that the Company filed with the Commission on __________ ___, 2002, at the time that post-effective amendment became effective, including all documents filed as part thereof or incorporated by reference therein, is hereinafter referred to as the "Registration Statement," and the Company's prospectus dated __________ ___, 2002, together with the Company's prospectus supplement dated _____ __, 200_, each as filed with the Commission pursuant to Rule 424(b) under the 1933 Act, including all documents incorporated by reference therein, are hereinafter collectively referred to as the "Prospectus."

          I am the Vice President, General Counsel and Corporate Secretary of the Company. In that capacity, I have examined the originals, or copies certified or otherwise identified, of the restated certificate of incorporation and bylaws, each as amended to date, of the Company, the Registration Statement, the Prospectus, the Underwriting Agreement, corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, oral representations of the Company's employees, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving these opinions, I have relied on statements of representatives of the Company with respect to the accuracy of all factual matters, and I have assumed that all signatures on documents examined by me are genuine, all documents submitted to me as originals are authentic, all documents submitted to me as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic.

          On the basis of the foregoing and subject to the limitations and assumptions set forth herein, I am of the following opinions:

          1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and to conduct its business as described in the Prospectus.

          2. The authorized capital stock of the Company is comprised of 60,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"). [No] [_____] shares of Preferred Stock have been issued. As of the date of the Underwriting Agreement, _____ shares of Common Stock were issued and are outstanding and the Company's Float (as defined in the Underwriting Agreement) was more than 17,608,000 shares of Common Stock .

          3. All the outstanding shares of [capital stock of the Company] [Common Stock] have been duly authorized and validly issued, and are fully paid, nonassessable and, to my knowledge, not subject to any preemptive or similar rights.

          4. Each subsidiary of the Company listed on Annex A hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and each Subsidiary has full corporate power and authority to own its properties and to conduct its business as described in the Prospectus. All the outstanding shares of capital stock of each of the Subsidiaries are owned by the Company, directly or indirectly through one or more Subsidiaries, to my knowledge free and clear of any perfected security interest other than the security interests granted in connection with the Amended and Restated Credit Agreement dated as of August 31, 2001, as amended, the parties to which include the Company, the Guarantors named therein, the Lenders named therein and The Chase Manhattan Bank, as administrative agent.

          5. To my knowledge, except as described in or contemplated by the Prospectus and except for stock options granted pursuant to the Company's incentive plans and shares of Common Stock issuable under the Company's employee stock purchase plan, neither the Company nor any Subsidiary has granted any outstanding option, warrant or other right calling for the issuance of any share of capital stock of the Company or any Subsidiary.

          6. To my knowledge, there are no contracts, agreements or understandings between the Company and any person restricting the voting or transfer of any of the Shares except as described in the Prospectus or Prospectus Supplement or granting that person the right to require the Company to include securities with the Shares to be sold pursuant to the Prospectus Supplement except as described therein (other than those contracts, agreements and understandings the relevant provisions of which have been waived).

          7. I do not know of any pending or threatened legal or governmental proceedings involving the Company that are required to be disclosed in the Prospectus (or any amendment or supplement thereto) that are not described as required.

          I have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although I have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, I advise you that, on the basis of the foregoing (relying as to materiality to a large extent on statements and other representations of officers and other representatives of the Company), no facts have come to my attention that lead me to believe that the Registration Statement (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which I have not been asked to comment, and it being understood that I am making no statement as to the accuracy of any statement or representation in any exhibit to the Registration Statement), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which I have not been asked to comment), as of its issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In the opinions set forth above, phrases such as "to my knowledge" and those with equivalent wording refer to my conscious awareness without any independent investigation.

          I am licensed to practice law only in the State of Texas. The opinions set forth above are limited in all respects to matters of the laws of the State of Texas and the corporation law of the State of Delaware. This opinion is provided in my capacity as General Counsel of the Company and not in my individual capacity as an attorney.

          The opinions set forth above are solely for the benefit of the Underwriter in connection with the transactions consummated on the date hereof pursuant to the Underwriting Agreement and may not be relied on by any other person or for any other purpose.

                                     Very truly yours,

                       FORM OF OUTSIDE COUNSEL'S OPINION
                       ---------------------------------

                       [Letterhead of Baker Botts L.L.P.]

                                                          _____ __, 200__

Ladies and Gentlemen:

          This opinion is being furnished pursuant to Section 3.1(j) of the Flexible Underwritten Equity FaciLity ("FUEL(R)") Agreement dated as of January 7, 2002 (the "Underwriting Agreement") between U.S. Concrete, Inc., a Delaware corporation (the "Company"), and Ramius Securities, LLC (the "Underwriter"), relating to the issuance and sale of __________ shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), under the Underwriting Agreement.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-42860) relating to the registration under the Securities Act of 1933, as amended, and the offering thereof from time to time in accordance with the rules and regulations of the Commission thereunder (collectively, the "1933 Act"), of securities of the Company, including the Shares. That registration statement, as amended by a post-effective amendment that the Company filed with the Commission on __________ ___, 2002, at the time that post-effective amendment became effective, including all documents filed as part thereof or incorporated by reference therein, is hereinafter referred to as the "Registration Statement," and the Company's prospectus dated __________ ___, 2002, together with the Company's prospectus supplement dated _____ __, 200_, each as filed with the Commission pursuant to Rule 424(b) under the 1933 Act, including all documents incorporated by reference therein, are hereinafter collectively referred to as the "Prospectus."

          We have examined the originals, or copies certified or otherwise identified, of the restated certificate of incorporation and bylaws, each as amended to date, of the Company (the "Charter Documents"), the Registration Statement, the Prospectus, the Underwriting Agreement , corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving these opinions, we have relied on certificates of officers of the Company with respect to the accuracy of the factual matters contained in those certificates, and we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic.

          On the basis of the foregoing and subject to the limitations and assumptions set forth herein, we are of the following opinions:

          1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and to conduct its business as described in the Prospectus.

          2. The Common Stock conforms in all material respects as to legal matters to the description thereof contained in the Prospectus. The authorized capital stock of the Company is comprised of 60,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share.

          3. The Shares have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of the preemptive or other similar rights of any holder of any securities of the Company existing under the Charter Documents, the corporation law of the State of Delaware or, to our knowledge, otherwise.

          4. To our knowledge, no litigation or governmental proceedings are pending or threatened against the Company that would reasonably be expected to materially and adversely affect the Company's ability to perform its obligations under the Underwriting Agreement.

          5. The Registration Statement has become effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or threatened by the Commission. Any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

          6. The Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriter as provided in the Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          7. The execution and delivery of the Underwriting Agreement by the Company, the consummation by the Company of the transactions contemplated by the Underwriting Agreement (including the issuance, delivery and sale of the Shares pursuant to the Underwriting Agreement) and compliance by the Company with the terms of the Underwriting Agreement (a) do not and will not result in any violation of the Charter Documents and (b) to our knowledge, do not and will not conflict with, result in a breach of any of the terms of, constitute a default under or result in the creation of any lien, charge or encumbrance on any property or assets of the Company under (i) any agreement, indenture, lease or other instrument (A) to which the Company is a party or by which the Company or any of its properties is bound and (B) which has been described in or filed as an exhibit to the Registration Statement or (ii) any existing applicable law, rule or regulation (other than securities or "blue sky" laws of the various states or other jurisdictions, as to which we have not been asked to comment), except, in each case referred to in this clause (b), for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          8. No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except as have been obtained under the 1933 Act, or such as may be required under state or foreign securities or "blue sky" laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriter as contemplated by the Underwriting Agreement.

          9. The Charter Documents do not restrict, in the case of the Shares, the voting rights or rights of transfer which they afford shares of Common Stock generally.

          10. The Registration Statement and the Prospectus and any supplements or amendments thereto (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom, (b) the exhibits included or incorporated by reference therein or omitted therefrom and (c) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act.

          11. Each document previously filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and incorporated by reference in the Prospectus, at the time it was filed or last amended (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom, (b) the exhibits included or incorporated by reference therein or omitted therefrom and (c) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment), appeared on its face to have been appropriately responsive in all material respects to the requirements of the 1934 Act.

          12. We do not know of any agreement, contract, indenture, lease or other instrument of a character required to be described or referred to in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement which has not been described or referred to or filed as required.

          13. The Shares have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance. The form of certificate used to evidence the Shares complies in all material respects with the applicable requirements of the Delaware General Corporation Law and the Charter Documents.

          14. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as that term is defined in the Investment Company Act of 1940, as amended.

          We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, we advise you that, on the basis of the foregoing (relying as to materiality to a large extent on statements and other representations of officers and other representatives of the Company), no facts have come to our attention that lead us to believe that the Registration Statement (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment, and it being understood that we are making no statement as to the accuracy of any statement or representation in any exhibit to the Registration Statement), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (a) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein or omitted therefrom and
(b) the other accounting, financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment), as of its issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In the opinions set forth above, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the conscious awareness of information by the lawyers of this Firm who have prepared this opinion, signed this letter or been actively involved in assisting and advising the Company in connection with the preparation of the Registration Statement, the Prospectus and the execution and delivery of the Underwriting Agreement, without any independent investigation by any lawyer of this Firm.

          The opinions set forth above are limited in all respects to matters of the laws of the States of New York and Texas, the corporation law of the State of Delaware and applicable federal law.

          The opinions set forth above are solely for the benefit of the Underwriter in connection with the transactions consummated on the date hereof pursuant to the Underwriting Agreement and may not be relied on by any other person or for any other purpose.

                                    Very truly yours,

                                 EXHIBIT 3.1(l)
                                ---------------

                              U.S. CONCRETE, INC.

                             OFFICER'S CERTIFICATE

          I, ________________, the ___________________ of  U.S. Concrete, Inc.
(the "Company"), do hereby certify that:

1. This Certificate is provided pursuant to Section 3.1(l) of the Flexible Underwritten Equity FaciLity ("FUEL(R)") Agreement dated as of January 7, 2002 (the "Underwriting Agreement"), by and among the Company and Ramius Securities, LLC.

2. As of the closing under the Underwriting Agreement being effected on the date hereof (the "Closing"), all the conditions to the Closing required by the Underwriting Agreement to be performed or satisfied by the Company at or prior to the Closing have been performed and satisfied in all material respects and all representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct in all material respects.

3. The Company's Board of Directors (or a duly appointed committee thereof) has duly authorized the issuance of the Common Stock delivered by the Company at Closing and no further consent or authorization is required by the Company's Board of Directors or any committee thereof or the stockholders of the Company.


          IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of ____________, 200_.

                                    U.S. CONCRETE, INC.


                                    By:__________________________________

                                       Name:_____________________________

                                       Title:____________________________

                                 EXHIBIT 3.1(m)
                                 -------------

                              U.S. CONCRETE, INC.

                          CLEARING BROKER INSTRUCTIONS

Date:_________________

Bear Stearns Securities Corporation
One Metrotech Center North
Brooklyn, New York  11201

Ladies and Gentlemen:

          Reference is made to the Flexible Underwritten Equity FaciLity ("FUEL(R)") Agreement dated as of January 7, 2002 (the ""Underwriting Agreement") between U.S. Concrete, Inc. (the "Company") and Ramius Securities, LLC ("Ramius").

          This letter shall serve as our irrevocable authorization and direction to you (provided that you are acting as the clearing broker for Ramius at such time) to deduct from the Company's account with Ramius (Account No. _____________) the amount of commission that Ramius notifies you in writing, from time to time, is due to Ramius pursuant to the Underwriting Agreement from any proceeds of sales made by Ramius on our behalf.

          The Company hereby agrees to hold you harmless from any liability resulting from the payment of any commission from the Company's account to Ramius pursuant to written instructions by Ramius.

          Please be advised that Ramius is relying upon this letter as an inducement to enter into the Underwriting Agreement and, accordingly, Ramius is a third party beneficiary to these instructions.

          Should you have any questions concerning this matter, please contact:

Name: ________________________________

Telephone Number: ____________________

                                      U.S. CONCRETE, INC.

                                      By:______________________________________

                                         Name:_________________________________

                                         Title:________________________________

cc:  Jeffrey M. Solomon, Ramius Securities, LLC
     Suzanne E. Rothwell, Esq., Skadden, Arps, Slate, Meagher & Flom LLP

                                 EXHIBIT 3.1(n)
                                 --------------
                          TRANSFER AGENT INSTRUCTIONS

                              U.S. CONCRETE, INC.

                             ___________ ___, 200_

American Stock Transfer and Trust Company
[Address]

Ladies and Gentlemen:

          Reference is made to the Flexible Underwritten Equity FaciLity ("FUEL(R)") Agreement dated as of January 7, 2002 (the "Underwriting Agreement") by and among U.S. Concrete, Inc. (the "Company") and Ramius Securities, LLC (the "Underwriter").

          This letter shall serve as our authorization and direction to you (provided that (i) you are acting as the transfer agent of the Company at such time and (ii) we have not terminated this authorization subsequent to the date hereof) to issue up to 1,800,000 shares of Common Stock, par value $.001 per share of the Company ("Common Stock") to, or upon the order of, the Underwriter from time to time upon the Underwriter's delivery to you of Transfer Agent Instructions in the form attached hereto as Exhibit A.
                                            ---------

          You acknowledge and agree that so long as the Registration Statement covering sales of the Common Stock by the Underwriter on behalf of the Company remains effective under the Securities Act of 1933, as amended, then you shall issue, within three business days of any order referred to in the immediately preceding paragraph, shares of Common Stock in accordance with such order and the certificates representing such shares of Common Stock shall not bear any legend restricting transfer of the Common Stock represented thereby and should not be subject to any stop-order transfer restriction.

          Please be advised that the Underwriter is relying upon this letter as an inducement to enter into the Agreement and, accordingly, the Underwriter is a third party beneficiary to these instructions.

          Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact:

Name: ________________________________

Telephone Number: ____________________

                                       U.S. CONCRETE, INC.

                                       By:______________________________________

                                          Name:_________________________________

                                          Title:________________________________


THE FOREGOING INSTRUCTIONS
ARE ACKNOWLEDGED AND AGREED TO
this ___ day of ____________, 200_

AMERICAN STOCK TRANSFER & TRUST COMPANY


By:________________________________________

   Name:___________________________________

   Title:__________________________________


Enclosure
cc:  Jeffrey M. Solomon, Ramius Securities, LLC
     Suzanne E. Rothwell, Esq., Skadden, Arps, Slate, Meagher & Flom LLP

                                   EXHIBIT A

                          TRANSFER AGENT INSTRUCTIONS


          The undersigned hereby requests that __________ shares of Common Stock, par value $.001 per share, of U.S. Concrete, Inc. be electronically issued and delivered as follows:

ISSUE TO:______________________________________________________________________
                                    (NAME)
_______________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)
_______________________________________________________________________________
                 (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:____________________________________________________________________
                                    (NAME)
_______________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)
_______________________________________________________________________________
                    (INSTRUCTIONS FOR ELECTRONIC DELIVERY)

                                       RAMIUS SECURITIES, LLC

                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________

Dated:____________________

                                  EXHIBIT 3.3
                                  -----------

                           NOTICE OF BLOCKING PERIOD
                           -------------------------

                            [Letterhead of Company]

                              __________ __, 200_

Mr. Jeffrey M. Solomon
Ramius Securities, LLC
Chrysler Center
666 Third Avenue, 26/th/ Floor
New York, NY 10017

Dear Mr. Solomon:

          Reference is made to the Flexible Underwritten Equity FaciLity "FUEL(R)") Agreement (the "Underwriting Agreement"), dated as of January 7, 2002, by and among U.S. Concrete, Inc. (the "Company") and Ramius Securities, LLC (the "Underwriter"). Capitalized terms which are defined in the Underwriting Agreement are used herein as so defined.

          This letter shall serve as our notice to you that [the effectiveness of the Registration Statement has been withdrawn or suspended] [the Common Stock issuable under the Agreement is no longer validly listed or included on the Principal Market] [we have failed to satisfy the requirements of Section 3.1 or
3.2 of the Agreement] [we have failed to comply with one or more of the covenants set forth in Article VI of the Agreement] [there has been a merger or consolidation of the Company, or a transfer of all or substantially all of the assets of the Company to, another entity][the Company believes that a fact exists or an event has occurred that makes any statement of material fact in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires changes in any such document in order to make the statements therein not misleading in any material respect] (the "Blocking Event") and that you are not obligated to sell any shares on our behalf under the Agreement so long as the Blocking Event is continuing.

          Please execute this letter in the space indicated to acknowledge your receipt of this notice. Should you have any questions concerning this matter, please contact:

Name: _______________________________

Telephone Number: ___________________

                                        U.S. CONCRETE, INC.

                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________


RECEIPT OF THE FOREGOING NOTICE IS
HEREBY ACKNOWLEDGED AND AGREED TO
this ___ day of _________, 200_

RAMIUS SECURITIES, LLC


By:_______________________________________

   Name:__________________________________

   Title:_________________________________
cc:    Suzanne E. Rothwell, Esq.
       Skadden, Arps, Slate, Meagher & Flom LLP
       1440 New York Avenue, N.W.
       Washington, DC 20005-2111